                                                                    EXHIBIT 10.5

                         STRATEGIC ALLIANCE AGREEMENT

     This Strategic Alliance Agreement (this "Agreement") is entered into this
                                              ---------
16th day of February, 2000, by and between IMS Health Incorporated, a Delaware corporation ("IMS"), and Allscripts, Inc., a Delaware corporation
              ---
("Allscripts").
  ----------

     WHEREAS, IMS is engaged in, among other things, the business of providing information solutions to the pharmaceutical and healthcare industries;

     WHEREAS, Allscripts is engaged in, among other things, the business of providing physicians with Internet and client/server medical management solutions designed to improve the quality and cost effectiveness of pharmaceutical healthcare;

     WHEREAS, as soon as practicable after the date hereof, IMS and Allscripts intend to organize a limited liability company pursuant to the laws of the State of Delaware (such entity being referred to herein as "JV") and to enter into a
                                                      --
limited liability company agreement with respect to the operation of JV;

     WHEREAS, on the date hereof, IMS and Allscripts are entering into a Subscription Agreement pursuant to which IMS will purchase shares of common stock, par value $0.01 per share, of Allscripts for an aggregate purchase price of $10,000,000;

     WHEREAS, the parties to this Agreement desire to enter into a strategic alliance pursuant to the terms and conditions set forth in this Agreement; and

     WHEREAS, certain capitalized terms used herein shall have the meanings ascribed to such terms in Annex A hereto.
                          -------

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                              Service Commitments

Section 1.01  Formation of JV; Development of Business Plan.
              ---------------------------------------------

  (a) As soon as practicable after the date hereof, IMS and Allscripts agree to cooperate in order to organize JV. IMS and Allscripts shall (i) each receive a 50% membership interest in JV and (ii) jointly manage JV. Upon the formation of JV, IMS and Allscripts shall amend and restate this Agreement in order to provide that JV shall become a party to this Agreement.

  (b) All rights, obligations and duties of JV contained herein shall become effective and binding on JV upon the execution of an amendment and restatement of this

       Agreement pursuant to which JV becomes a party hereto and bound by the terms and provisions hereof.

  (c) IMS and Allscripts agree to use their respective reasonable best efforts to agree in writing upon a business plan (the "Business Plan") for JV
                                                      -------------
       within 90 days of the date hereof. The Business Plan shall set forth: (i) the business objectives of JV; (ii) the financial plan and operating budget of JV for calendar year 2000 and financial projections for calendar years 2001 and 2002; (iii) the manner in which revenues derived from the sale, license or other distribution of data products jointly developed by IMS and Allscripts shall be shared among IMS, Allscripts and JV; and (iv) such other matters as IMS and Allscripts shall mutually agree upon. IMS and Allscripts acknowledge and agree that it is their intent that the Business Plan shall also provide that: (i) JV shall derive revenues from the sale, license or other distribution of any product developed by JV; (ii) IMS and Allscripts shall mutually agree upon which new products JV will design, develop, implement and market; and (iii) if, subsequent to December 31, 2001, JV and/or IMS derives revenues from the sale, license or other distribution of any product which incorporates substantial Allscripts data or technology, IMS and Allscripts shall agree on an appropriate sharing of revenues derived from such products.

Section 1.02  Technology, Research & Development.
              ----------------------------------

  (a)  Related Goals.  The parties agree to cooperate with each other: (i) to
       -------------
       facilitate the commercialization of the information assets generated by the TouchScript Service; (ii) to leverage the TouchScript Service as an enabling technology for promotion, research and interactive communication with physicians; and (iii) to develop next generation products using the TouchScript Service platform for use by pharmaceutical companies, insurance companies and other payors, and healthcare providers, including physicians (together, the "Tech/R&D Goals"). Such next generation
                                  --------------
       products may include, but are not limited to, potential next generation products that relate to the following: (1) daily data and longitudinal prescription data; (2) diagnosis to prescription "click" data; (3) physician prescribing feedback and benchmark data; (4) rapid disease and related therapy monitoring; (5) physician research data; (6) patient compliance program enrollment; (7) sponsor programs; (8) prescription sample request and fulfillment; and (9) e-Commerce. It is understood that "e.Detailing" shall not be within the scope of this Agreement.

  (b)  Commitments of Resources.  (i) In seeking to achieve the Tech/R&D Goals,
       ------------------------
       Allscripts hereby agrees to provide the resources, among other things,
       (1) to develop new TouchScript Service application software; (2) to ensure data is centrally stored at a physical location; (3) to ensure the secure transmission of data (VPN) to IMS on a nightly (or potentially on a transaction-by-transaction) basis; (4) to manage reference files used on TouchScript devices; (5) to modify databases as necessary by applications; (6) to perform ongoing product engineering; (7) to incorporate changes to the software used on the TouchScript Service to include the data fields and design specifications mutually agreed to by Allscripts and IMS to generate source data for new products and services; and (8) to collaborate with IMS in developing interfaces between the Allscripts I/T systems and the IMS I/T systems to permit the transmission of data from Allscripts to IMS.

       (ii) In seeking to achieve the Tech/R&D Goals, IMS hereby agrees to provide the resources, among other things, (1) to collect the User Data from a central location on a nightly (or potentially on a transaction-by-transaction) basis; (2) to ensure the secure receipt of the User Data
       (VPN); (3) to standardize, scrub and edit the User Data to enable its use in a data-based product; (4) to store the User Data; (5) to merge the User Data with reference and client data; (6) to utilize statistical analysis to project the data (if the parties deem it reasonably necessary); (7) to provide input and advice to Allscripts relating to data fields and the design specifications that would generate source data for new information products and services in connection with Allscripts's development of TouchScript Service applications software; (8) to provide technical input and resources to Allscripts in connection with product engineering; and (9) to collaborate with Allscripts in developing interfaces between the Allscripts I/T systems and the IMS I/T systems (including IMS and Erisco) to permit the transmission of data from Allscripts to IMS.

  (c)  Dedicated Employees. In seeking to achieve the Tech/R&D Goals, Allscripts
       -------------------
       and IMS shall mutually agree upon the number of full-time equivalent employees per year to be dedicated by each of Allscripts and IMS to the Tech/R&D efforts.

Section 1.03  Sales and Marketing.
              -------------------

 (a)  Related Goals.  The parties agree to cooperate with each other (i) to
      -------------
      expand market opportunities resulting in new revenue for Allscripts and IMS and (ii) to accelerate the market penetration rate of Allscripts and its existing TouchScript Service product offerings (together, the "Sales
                                                                         -----
      and Marketing Goals").
      -------------------
 (b)  Contributions.  In seeking to achieve the Sales and Marketing Goals, each
      -------------
      of Allscripts and IMS agrees to cooperate with the other in the sales and marketing of existing and future TouchScript Service product offerings. Allscripts's primary marketing target will be physicians; and IMS's primary marketing target will be pharmaceutical and biotechnology companies. In marketing to their respective target constituencies, each of Allscripts and IMS agrees to commit a dedicated sales force (as further described in subsection (c) below) and conduct sales presentations (including joint presentations) in furtherance of the Sales and Marketing Goals. In addition to the foregoing, and in furtherance of the Sales and Marketing Goals, Allscripts agrees, among other things: (1) to create end-deliverables; (2) to deliver end results to Users; and (3) to process orders (web-enabled); and IMS agrees to provide to JV and Allscripts profile information for high prescribing physicians.

 (c)  Dedicated Employees.  In seeking to achieve the Sales and Marketing Goals,
      -------------------
      Allscripts and IMS shall mutually agree upon the number of full-time equivalent employees per year to be dedicated by each of Allscripts and IMS to the Sales and Marketing efforts.

Section 1.04  Support Services.
              ----------------

 (a)  Related Goals.  The parties agree to cooperate with each other to support
      -------------
      the efforts of each other in achieving the Tech/R&D Goals and the Sales and Marketing Goals in respect of both existing and next generation product offerings (together, the "Support Goals").
                                        -------------
 (b)  Commitments of Resources. (i) In seeking to achieve the Support Goals,
      ------------------------
      Allscripts hereby agrees to provide the resources, among other things, (1) to manage TouchScript Service inventories; (2) to provide help desk support for TouchScript Service applications and hardware; (3) to establish a joint management panel of physicians with IMS for recruitment, obtaining data rights and reporting; (4) to provide 24-hour/7-day support of data collection from TouchScript users and transmission of that data from the users; and (5) to provide upgrades and enhancements to the TouchScript Service as necessary in order to maintain Allscripts as a Leading Provider.

      (ii) In seeking to achieve the Support Goals, IMS hereby agrees to provide the resources, among other things, (1) to support and facilitate the transmission to, and receipt by, pharmaceutical companies of any User Data customized by IMS; (2) to provide support to ensure network interfacing and data exchange between Allscripts and IMS; and (3) to establish a joint management panel of physicians with Allscripts for recruitment, obtaining data rights and reporting.

 (c)  Dedicated Employees.   In seeking to achieve the Support Goals, Allscripts
      -------------------
      and IMS shall mutually agree upon the number of full-time equivalent employees per year to be dedicated by each of Allscripts and IMS to the support efforts.

Section 1.05  Access to Doctors. Each of the parties agrees to commit all
              -----------------

resources and efforts reasonably necessary to design, develop, implement, market and support new technologies to facilitate access to Users by IMS including enabling interactive communications with physicians. Such interactive communications are designed to facilitate, among other things, research projects, on behalf of pharmaceutical and biotechnology companies, promotions, on behalf of Sponsoring Entities, and providing data and other information to such Users.

Section 1.06  Licenses of User Data.
              ---------------------

 (a) Allscripts hereby grants to JV a perpetual, worldwide, TRANSFERABLE, EXCLUSIVE and sub-licensable license to use and license any User Data generated during the term of this Agreement for the purpose of the (i) granting of a license pursuant to subsection (b) of this Section 1.06 and
      (ii) development of products utilizing the User Data as agreed between Allscripts and IMS; provided, that Allscripts shall retain the rights to
                         --------
      use the User Data for its internal administrative purposes and for incidental purposes in connection with its sales and marketing efforts. Without limiting the generality of the foregoing, Allscripts agrees that during the term of this Agreement Allscripts shall not sell, license or provide the User Data to any party other than JV. The license granted to JV pursuant to this Section 1.06(a) shall include the right to sell, license, create derivative works and sub-license the User Data and such works to IMS; provided, however, that the parties acknowledge that JV's
                    --------  -------
      ability to sell, license or provide any individual patient data to IMS may be limited by applicable laws.

  (b) JV hereby grants to IMS a perpetual, worldwide, TRANSFERABLE, EXCLUSIVE sub-license to use any User Data generated during the term of this Agreement for any business purpose. Without limiting the generality of the foregoing, JV agrees that during the term of this Agreement (i) JV shall not sell, license or provide the User Data to any party other than IMS except in accordance with the terms of the Business Plan and (ii) (as against IMS) JV's sole right to the User Data shall be to develop products as mutually agreed between Allscripts and IMS in the Business Plan. The license granted to IMS in this Section 1.06(b) shall include the right to sell, license, create derivative works and sub-license the User Data and such works to third parties; provided, however, that the parties
                                   --------  -------
      acknowledge that IMS's ability to sell, license or provide any individual patient data to third parties may be limited by applicable laws.

 (c)  Notwithstanding anything to the contrary contained in subsections (a) and
      (b) of this Section 1.06, nothing herein shall impair the rights of the sources, related payor or associated pharmacy benefit manager of User Data with respect to the portion of the User Data attributable to them.

 (d) Subject to Section 4.01, Allscripts acknowledges and agrees that nothing herein shall in any manner limit or restrict IMS from acquiring and/or commercializing any data of any type (including data of a similar character to the User Data) from any other third party or source.

 (e) The parties hereto shall collaborate in the design and development of processes in order to provide for the collection, storage and transmission on a daily basis of the User Data for such day from Allscripts to JV and from JV to IMS.

Section 1.07  Working Capital.  The parties will evaluate and discuss the
              ---------------

working capital needs of JV prior to commencement of any activities by JV. If so agreed upon by the parties, IMS shall enter into a working capital facility with JV on terms and conditions to be mutually agreed upon by the parties; provided, that in no event
                                                      --------
shall IMS's commitment pursuant to such facility exceed $10,000,000.

                                  ARTICLE II

                            Physician Sponsorships

Section 2.01  General.
------------  -------
 (a) IMS agrees to use its reasonable best efforts in order to solicit manufacturers and distributors of pharmaceutical products to enter into Sponsorship Agreements upon terms and conditions mutually agreed upon by IMS and the applicable pharmaceutical or drug company and reasonably acceptable to Allscripts.

 (b) Allscripts agrees to provide the Service to Sponsored Physicians, at an agreed upon cost to such Sponsored Physicians, in the manner and for the period specified in the applicable Sponsorship Agreement.

 (c) Upon termination of the period during which a Sponsored Physician is to receive the Service pursuant to the applicable Sponsorship Agreement, Allscripts shall offer such physicians the opportunity to subscribe to the Service on the same terms as Allscripts offers the Service to physicians other than Sponsored Physicians.

Section 2.02  Reports and Payments for Physician Sponsorships.
------------  -----------------------------------------------
 (a) On a quarterly basis, IMS shall provide JV and Allscripts with a report that sets forth the terms of each Sponsorship Agreement then in effect. Simultaneously with the delivery of such report, Allscripts shall be entitled to receive a percentage (to be mutually agreed upon by Allscripts and IMS) of the total revenues received as sponsorship fees pursuant to Physician Sponsorship Agreements (the "Sponsorship Agreement Net
                                            -------------------------
     Proceeds").
     --------

 (b) Immediately upon receipt of the Sponsorship Agreement Net Proceeds from IMS, JV shall promptly pay Allscripts such funds received from IMS in consideration for Allscripts's provision of the Service to the Sponsored Physicians.

 (c) Allscripts agrees to cooperate with IMS and to take all actions necessary to ensure that the Sponsorship Agreements comply with all applicable laws including, without limitation, all laws requiring full disclosure.

                                  ARTICLE III

                         Conduct of Business; Support

Section 3.01  Conduct of Allscripts Business. During the term of this Agreement,
              ------------------------------
Allscripts shall carry on its business in compliance with all applicable laws and regulations and use its reasonable best efforts consistent with past practices and policies (i) to preserve its relationships with existing Users (subject to customary attrition); and (ii) to solicit additional Users.

Section 3.02  Conduct of IMS Business.  During the term of this Agreement, IMS
              -----------------------
shall carry on its business as it relates to the activities arising out of this Agreement in compliance with all applicable laws and regulations.

Section 3.03  Costs and Expenses.  Except as expressly contemplated hereby,
              ------------------
Allscripts shall bear all costs and expenses in connection with the conduct of its business and providing the Service, and shall not be entitled to any additional compensation from IMS or JV in connection therewith.

Section 3.04  Market Penetration of Service.  Allscripts agrees that on December
              -----------------------------
31, 2000 it will have 4,250 Active Users utilizing the Service and on December 31, 2001 it will have 8,000 Active Users utilizing the Service.

                                  ARTICLE IV

                    Fees, Compensation and Indemnification

Section 4.01  Fees and Compensation. In consideration for all obligations of
              ---------------------
Allscripts under Article I for calendar years 2000 and 2001, JV shall pay Allscripts fees in the amount of $1,500,000 by December 31, 2000 and an additional $2,000,000 by December 31, 2001 plus such other compensation as may be agreed upon by IMS and Allscripts, and for periods subsequent to 2001 any such compensation shall be as mutually agreed upon by Allscripts and IMS; provided, that in the event that Allscripts fails to achieve its Active User
--------
target set forth in Section 3.04 in a particular year, such fact shall be taken into account in assessing the amount of consideration to be paid to Allscripts for the following year (including 2001). In consideration for all obligations of IMS pursuant to Article I, JV shall pay IMS such compensation as may be agreed upon by IMS and Allscripts. As set forth in Section 1.01, the terms pursuant to which Allscripts and IMS shall share revenues with respect to future products developed jointly by Allscripts and IMS that utilize the User Data shall be mutually agreed upon by Allscripts and IMS.

Section 4.02  Indemnification.
              ---------------

 (a) Allscripts, at its own expense, shall indemnify and hold harmless JV, IMS and each of their respective directors, officers, employees and agents from and defend any action brought against the same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, relating to any claim arising out of any breach of Allscripts's representations, warranties, covenants, licenses and agreements set forth in this Agreement.

(b) IMS, at its own expense, shall indemnify and hold harmless JV, Allscripts and each of their respective directors, officers, employees and agents from and defend any action brought against the same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, relating to any claim arising out of any breach of IMS's representations, warranties, covenants, licenses and agreements set forth in this Agreement.

                                   ARTICLE V

                                 Nonpromotion

Section 5.01  Nonpromotion.  Except as otherwise set forth herein, each of
              ------------
Allscripts and IMS agrees that at all times during the term of this Agreement, neither it nor any of its respective Affiliates shall sell, distribute or otherwise promote any services in the United States that are similar to the Service being provided by Allscripts hereunder using a technology similar to the TouchScript Service (the "Competitive Services"). Notwithstanding the
                           --------------------
foregoing, (i) if at any time during the term of this Agreement, Allscripts is not a Leading Provider, IMS shall have the right to sell, distribute or otherwise promote Competitive Services and (ii) the parties agree to discuss business opportunities involving the prescription information industry outside of the United States that may arise from time to time.

Section 5.02  Competitor Business Combinations.  In the event that IMS enters
              --------------------------------
into a business combination with a direct competitor (a "Competitor") of
                                                         ----------
Allscripts, then Allscripts shall have the right, upon 10 days' prior written notice (and within 90 days of the consummation of such business combination) to elect to convert IMS's exclusive right to the User Data to a non-exclusive right to the User Data, in which event, (i) Allscripts shall have the right to sell and market User Data to third parties; (ii) IMS shall have the right to sell, distribute or otherwise promote Competitive Services; and (iii) IMS shall have the right to license the User Data from Allscripts during the term of this Agreement at the lowest price paid by any third party (under comparable terms and conditions) to Allscripts for the User Data or similar non-exclusive data streams. In the event that Allscripts enters into a business combination with a Competitor of IMS, then IMS shall have the right, upon 10 days' prior written notice (and within 90 days of the consummation of such business combination),
(i) to extend the term of this Agreement (including the exclusivity provisions contained herein) to the later of (x) the date that is two years from the date of such election and (y) the then current termination date; and (ii) to sell, distribute or otherwise promote Competitive Services. Either party may dispute the claim that the third party with whom it has entered into a business combination is, in fact, a Competitor of the other party, by delivering to the other party a notice of dispute within 10 days of receiving the notice from such other party referred to in this
Section 5.02. Such a dispute will be settled according to the procedures specified in Section 8.11. The sole issue in such dispute shall concern whether the Competitor is, in fact, a direct competitor of the party not entering into a business combination.

                                  Article VI

                             Term and Termination

Section 6.01  Term.  The term of this Agreement and the licenses and rights
              ----
granted hereunder shall be for five (5) years from the date hereof, and for successive one (1) year periods thereafter unless either party gives written notice to the other party of its intention not to renew this Agreement at least 30 days prior to the expiration of the original term or any such one (1) year renewal period.

Section 6.02  Termination.  Notwithstanding anything to the contrary contained
              -----------
in Section 6.01, this Agreement may be terminated:

     (a) if one party breaches the contractual obligations established herein, and fails to cure such breach within a period of 30 days from the date on which the breaching party receives written notice from the non-breaching party regarding such breach, the non-breaching party shall have the right to terminate this Agreement; and

     (b) if one party enters judicial or extrajudicial liquidation or reorganization proceedings, or files for bankruptcy, the other party shall have the right to terminate this Agreement.

                                  Article VII

                        Representations and Warranties

Section 7.01  Representations and Warranties of Allscripts.  Allscripts hereby
              --------------------------------------------
represents and warrants to each of JV and IMS as follows:

     (a) Allscripts has the full power and authority to execute, deliver and perform this Agreement.

     (b) This Agreement has been duly and validly authorized, executed and delivered by Allscripts and constitutes a valid and binding obligation of Allscripts enforceable against it in accordance with its terms.

     (c) The execution, delivery and performance by Allscripts of this Agreement as contemplated hereby will not (i) conflict with, or result in the breach or termination of, or constitute a default under, any agreement of any kind or any judgment or decree, to which Allscripts is in any way bound, except for such conflicts, breaches or defaults as would not, in the aggregate, have a material adverse effect on the ability of Allscripts to perform its obligations under this Agreement or (ii) constitute a violation by Allscripts of any applicable law or regulation of any governmental body, or any rule or written policy of any industry association of competent jurisdiction, or require Allscripts to obtain or make any consent, approval, or filing of any kind with, or notification to, any person or governmental body.

     (d) Allscripts has the rights to or owns, free and clear of any legal or contractual encumbrances, all of the User Data and any Intellectual Property Rights therein, and has all rights necessary to grant the licenses and make the transfers under this Agreement under the terms and conditions provided herein without the approval or consent of any other party, subject to restrictions on the disclosure and sublicensing of immaterial data.

     (e) Allscripts is not, and will use its reasonable best efforts to not become, subject to any contractual or other obligation or restriction that prohibits or would prohibit, or impairs or would impair, its grants of license and transfers or the performance of its obligation under this Agreement, subject to restrictions on the disclosure and sublicensing of immaterial data.

     (f) The User Data and the use of the User Data by JV or IMS will not in any material manner contravene, breach or constitute an unauthorized use, infringement or misappropriation of any Intellectual Property Right or any proprietary or property right of any other party.

     (g) When the User Data is licensed to JV, JV will have all of the rights necessary to grant the license to IMS hereunder on the terms and conditions provided herein without the approval or consent of any third party.

Section 7.02  Representations and Warranties of IMS.  IMS hereby represents and
              -------------------------------------
warrants to each of JV and Allscripts as follows:

     (a) IMS has the full power and authority to execute, deliver and perform this Agreement.

     (b) This Agreement has been duly and validly authorized, executed and delivered by IMS and constitutes a valid and binding obligation of IMS enforceable against it in accordance with its terms.

     (c) The execution, delivery and performance by IMS of this Agreement as contemplated hereby will not (i) conflict with, or result in the breach or termination of, or constitute a default under, any agreement of any kind or any judgment or decree to which IMS is in any way bound, except for such conflicts, breaches or defaults as would not, in the aggregate, have a material adverse effect on the ability of IMS to perform its obligations under this Agreement or (ii)
     constitute a violation by IMS of any applicable law or regulation of any governmental body, or any rule or written policy of any industry association of competent jurisdiction, or require IMS to obtain or make any consent, approval, or filing of any kind with, or notification to, any person or governmental body.

                                 Article VIII

                                 Miscellaneous

Section 8.01  Notices.  All notices and other communications hereunder shall be
              -------
in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

          if to IMS, to:

              IMS Incorporated
              200 Nyala Farms
              Westport, CT 06880
              Attention:  Chief Executive Officer
              Telephone:  (203) 222-4245
              Facsimile:  (203) 222-4247

          with copies to:

              IMS Incorporated
              200 Nyala Farms
              Westport, CT 06880
              Attention:  David Stevens
                          Jared Finkelstein
              Telephone:  (203) 222-4368
              Facsimile:  (203) 222-4268

          and

              Alan J. Sinsheimer, Esq.
              Keith A. Pagnani, Esq.
              Sullivan & Cromwell
              125 Broad Street
              New York, NY 10004
              Telephone:  (212) 558-4000
              Facsimile:  (212) 558-3588

          if to Allscripts, to:

               Allscripts, Inc.
               2401 Commerce Drive
               Libertyville, IL 60048
               Attention:  Chief Executive Officer
               Telephone:  (847) 860-3515
               Facsimile:  (847) 680-3721

          with a copy to:

               Jeffrey A. Schumacher, Esq.
               Sachnoff & Weaver, Ltd.
               30 South Wacker Drive - 29th Floor
               Chicago, IL 60606
               Telephone:  (312) 207-1000
               Facsimile:  (312) 207-6400

Section 8.02   Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 8.03   Entire Agreement; Third Party Beneficiaries.  This Agreement and
               -------------------------------------------
Annex A hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

Section 8.04   Severability.  In the event that any provision of this Agreement
               ------------
or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 8.05   Remedies.  Except as otherwise provided herein, any and all
               --------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 8.06  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

Section 8.07  Rules of Construction.  The parties hereto agree that they have
              ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 8.08   Assignment. Neither party may assign either this Agreement or any
               ----------
of its rights, interests, or obligations hereunder without the prior written consent of the other party; provided, however, that in the event of dissolution
                            --------  -------
of JV, all rights of JV hereunder shall vest in and accrue to the party ultimately benefited thereby prior to such dissolution. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.09   Survival. The rights and obligations of the parties pursuant to
               --------
Sections 1.06 and 8.13 hereof shall survive the termination of this Agreement indefinitely.

Section 8.10   Further Assurances. From and after the date hereof, each of the
               ------------------
parties hereto further agrees to take such actions as may reasonably be required in order to more fully effectuate the intent of the parties hereto.

Section 8.11   Dispute Resolution.
               ------------------

     (a) In the event of any controversy or claim arising from or relating to this Agreement or the breach thereof, including a claim under Section
          5.02 (each, a "Claim"), IMS, on the one hand, and Allscripts, on the
                         -----
          other hand, shall use commercially reasonable efforts to resolve the Claim. To this end, representatives of each party shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to all parties. If they do not reach such solution within a period of 10 days from the date of their first meeting, such Claim shall be referred to the chief executive officers of each of IMS and Allscripts, who shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach an agreement to resolve the Claim. If such agreement is not reached by such chief executive officers within 20 days from the date of their first meeting, then the parties shall commence an arbitration in accordance with this Section 8.11.

     (b) If the Claim is not resolved by negotiation by the conclusion of the negotiation periods referred to above, such Claim shall be resolved by final and binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration
                            ---
          Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of arbitration shall be New York, New York.

     (c) Any party desiring to commence arbitration shall send a written notice (an "Arbitration Notice") to the other party and to the AAA describing
               ------------------
          the dispute
          and setting forth the matters to be resolved by the arbitration. Within 20 days of the date of such notice (the "Notice Period"), the
                                                          -------------
          other party may, if such party does not agree with the description or statement of matters to be resolved, send an Arbitration Notice to the other party and to the AAA describing the dispute and setting forth the matters to be resolved by the arbitration. Within 10 days of the end of the Notice Period, the parties shall, if they can agree, select an arbitrator to resolve the dispute. In the event that the parties have not selected an arbitrator within 10 days of the end of the Notice Period, then the dispute shall be resolved by majority decision of a panel of three arbitrators, selected by the AAA in accordance with its rules.

     (d) In selecting arbitrators, the parties or the AAA shall select persons who are experienced in and knowledgeable about the information technology and healthcare industries and are rendering no advice or services to, and within the past two years have rendered no material advice or services to, either party to this Agreement.

Section 8.12  Allscripts Inspection Right.  Allscripts shall have the right, at
              ---------------------------
its sole expense, to inspect and audit the accounts, books and records of IMS pertaining to Sponsored Physicians and Sponsored Agreements, upon reasonable notice and during reasonable business hours.

Section 8.13  Public Announcements.  IMS and Allscripts shall consult with each
              --------------------
other prior to issuing any press release or otherwise making any public statement regarding this Agreement or the transactions contemplated hereby and, except as otherwise required by law or by obligations pursuant to any listing agreement with, or rules of, any national securities exchange or national securities interdealer quotation service, neither IMS nor Allscripts shall issue any such press release or make any such public statement without the prior written consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                              IMS HEALTH INCORPORATED

                              By: /s/ Craig Kussman
                                  -------------------------------------
                                   Name:  Craig Kussman
                                   Title:

                              ALLSCRIPTS, INC.

                              By: /s/ David B. Mullen
                                  -------------------------------------
                                  Name:  David B. Mullen
                                  Title: President and Chief Financial
                                         Officer

                                    Annex A

                                  DEFINITIONS

     As used in the Agreement, the following terms shall have the respective meanings set forth below:

     "Active User" shall mean a User who has not remained inactive during any
      -----------
four-month period.

     "Affiliate" shall mean, with respect to any person, any other person or
      ---------
entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person.

     "Intellectual Property Right" shall mean any U.S. patent or patent
      ---------------------------
application, copyright, trademark, service mark (and any application or registration respecting the foregoing), trade secret, know-how and other intellectual property right of any type.

     "Leading Provider" shall mean one of the top two providers of services
      ----------------
similar to the Service in the United States, based on the number of active user physicians subscribing to a service similar to the Service.

     "Service" shall mean the equipment and software offered by Allscripts to
      -------
physicians which collectively enable electronic prescribing, routing of prescription information and capturing of prescription data at the point of care.

     "Sponsored Physicians" shall mean any physician who is provided the Service
      --------------------
pursuant to a Sponsorship Agreement.

     "Sponsoring Entities" shall mean any pharmaceutical or drug manufacturer or
      -------------------
distributor that has entered into a Sponsorship Agreement.

     "Sponsorship Agreement" shall mean an agreement between IMS and a
      ---------------------
pharmaceutical or drug manufacturer or distributor pursuant to which such manufacturer or distributor agrees to pay for all or a portion of the amounts for the provision of the Service to physicians, as set forth more particularly in such Sponsorship Agreement.

     "Subscriber Agreement" shall mean an agreement between a physician and
      --------------------
Allscripts pursuant to which such physician subscribes to the Service.

     "TouchScript Service" shall mean the personal digital assistant based on
      -------------------
the Microsoft CE operating system and associated software.

     "User Data" shall mean any data provided by Users in connection with their
      ---------
use of the Service.

     "User" shall mean a physician who has executed a Subscriber Agreement, but
      ----
shall not include any physician whose Subscriber Agreement has been cancelled or terminated.

                                      17